SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Clarion Partners Real Estate Income Fund Inc. Class S Shares (CPRSX), Class T Shares

(CPRTX), Class D Shares (CPRDX) and Class I Shares (CPREX),

ClearBridge MLP and Midstream Fund Inc. (NYSE: CEM),

ClearBridge Energy Midstream Opportunity Fund Inc. (NYSE: EMO),

ClearBridge MLP and Midstream Total Return Fund Inc. (NYSE: CTR),

LMP Capital and Income Fund Inc. (NYSE: SCD),

Western Asset Emerging Markets Debt Fund Inc. (NYSE: EMD),

Western Asset Global Corporate Defined Opportunity Fund Inc. (NYSE: GDO),

Western Asset High Yield Defined Opportunity Fund Inc. (NYSE: HYI),

Western Asset Intermediate Muni Fund Inc. (NYSE: SBI),

Western Asset Investment Grade Defined Opportunity Trust Inc. (NYSE:IGI),

Western Asset Managed Municipals Fund Inc. (NYSE: MMU),

Western Asset Middle Market Debt Fund Inc. (XWAMX),

Western Asset Middle Market Income Fund Inc. (XWMFX),

Western Asset Mortgage Opportunity Fund Inc. (NYSE: DMO),

Western Asset Municipal Defined Opportunity Trust Inc. (NYSE: MTT),

Western Asset Municipal High Income Fund Inc. (NYSE: MHF), and

Western Asset Municipal Partners Fund Inc. (NYSE: MNP)

(each, a “Fund” and, together, the “Funds”)

ANNOUNCE CHANGE OF LOCATION OF SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED TO BE HELD ON JUNE 5, 2020

NEW YORK – (BUSINESS WIRE) – May 22, 2020. Each of the Funds listed above announced today that, due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of its shareholders, the location of the Special Meeting of Shareholders (the “Meeting”) of the Fund has been changed. As previously announced, each Fund’s Meeting will be held on Friday, June 5, 2020 at 9:00 a.m. Eastern Time. In light of public health concerns regarding COVID-19, the Meeting will be held in a virtual meeting format only. Each Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Meeting previously distributed, the Board of Directors of each Fund has fixed the close of business on March 9, 2020 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. For each Fund, the Meeting will be held at the following Meeting website: http://www.meetingcenter.io/230290071. To participate in the Meeting, shareholders of each Fund must enter the following password: LMP2020. Shareholders must also enter the control number found on their proxy card previously received. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. We encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Meeting site will first be accessible to shareholders beginning at approximately 9:00 a.m. Eastern Time on June 4, 2020. For questions relating to participation at the Meeting by remote communication, please call (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services. Shareholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on June 2, 2020. Shareholders will receive a confirmation email from Computershare Fund Services of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, each Fund urges shareholders to authorize a proxy to vote the shareholder’s shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, each Fund has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Shareholders are advised to read their Fund’s proxy statement because it contains important information. The proxy statement is available on the Internet at https://www.proxy-direct.com/leg-31295. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting. The proxy statement and other documents filed by a Fund are also available for free on the SEC website, www.sec.gov.

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on such Fund’s current plans and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC. An investment in a Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any data and commentary provided in this press release are for informational purposes only.

For more information, please call Investor Relations: 1-888-777-0102, or consult your Fund’s web site at www.lmcef.com. The information contained on the Fund’s web site is not part of this press release. Hard copies of each Fund’s complete audited financial statements are available free of charge upon request.

Media Contact: Fund Investor Services-1-888-777-0102